THIS DEBENTURE, AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE DEBENTURE

INTEGRATED BRAND SOLUTIONS INC.

5% Convertible Debenture

Due February 1, 2009

No. 1	$1,000,000

This Convertible Debenture (the "Debenture") is issued by Integrated Brand Solutions Inc., a Nevada corporation (the "Company"), to Novar Capital Corp. (together with its permitted successors and assigns, the "Holder") pursuant to an exemption from registration under the Securities Act.

ARTICLE I.

Section 1.01      Principal. For value received, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of one million ($1,000,000.00), on February 1, 2009 (the "Scheduled Maturity Date"), and to pay on the Scheduled Maturity Date interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365 day year and the actual days elapsed from the date of this Debenture until paid.

Section 1.02      Optional Conversion. The Company is entitled, at its option, to convert, (each a "Conversion"), at any time and from time to time, until payment in full of this Debenture, all or part of (i) the principal amount of the Debenture in denominations of $10,000 (the "Converted Amount") and (ii) accrued and unpaid interest on such Converted Amounts into common shares in the capital of the Company (the "Shares") at $1.00 per Share (the "Conversion Price"). To convert this Debenture, the Company shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the

"Conversion Notice"), to the Holder at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice. Following the Conversion Date, the Company shall promptly deliver such number of Shares as set out in the Conversion Notice to the Holder at its address as set forth herein.

Section 1.03      Right of Redemption. The Company at its option shall have the right to redeem, with ten (10) days advance written notice (the "Redemption Notice"), a portion of or all of the outstanding principal sum under this Debenture. The redemption price shall be equal to one hundred and thirty percent (130%) of the principal sum being redeemed.

Section 1.04       Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of common stock as shall from time to time be sufficient to effect such conversion.

Section 1.05      Ranking. This Debenture is a senior secured obligation of the Company. The Debenture ranks senior in right of payment to all of the Company's other existing and future indebtedness so long as at least twenty-five percent (25%) of the aggregate principal amount of the Debenture is outstanding.

Section 1.06   Advances. The Holder will advance $500,000 upon execution of this Debenture and advance an additional $500,000 (the "Second Advance") upon the earlier of (a) July 31, 2006 and (b) the date that is 10 days after the Company provisionally files a patent at the United States patent office based on the intellectual property of Upstream Biosciences Inc. ("Upstream") which expands the scope of Upstream's current patent regarding the diagnosis of prostrate cancer (the "First Milestone"). The Holder and the Company agree that the Second Advance will be held in escrow by the Company's attorneys, Clark Wilson LLP, who are authorized and instructed to deliver the Second Advance to the Company upon the occurrence of the earlier of the above dates.

Section 1.07.   Warrants. The Company will upon execution of this Debenture issue to the Holder 400,000 warrants (the "Warrants") to purchase common shares of the Company at an exercise price of $1.25 per share. The Warrants will have terms approved by the Company and the Holder, with anti-dilution clauses similar to those in this Debenture. The Warrants may be exercised until the earlier of (a) December 31, 2006 or (b) the date which is 30 days after the First Milestone and the Second Milestone are completed by the Company. The "Second Milestone" is the provisional filing by the Company of two (2) patents with the United States patent office which claim novel applications of Upstream's technology to assist in the diagnosis of two (2) diseases other than prostate cancer.

Section 1.08.  Forgiveness of Debt. In the event that the Company has achieved the First Milestone and the Second Milestone by December 1, 2006, and the Holder does not exercise all of the Warrants by the Warrant expiry date, the Holder agrees that $200,000 of the amount outstanding of the Debenture will be forgiven and will not be collectible or accrue interest effective January 1, 2007.

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ARTICLE II.

Section 2.01      Amendments and Waiver of Default. The Debenture may be amended with the consent of the Holder. Without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

Section 3.01      Events of Default. An Event of Default consists of: (a) the failure by the Company to pay amounts due hereunder within fifteen (15) days of the Scheduled Maturity Date and (b) the Company becomes bankrupt or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors, or any action is taken or proceeding instituted whether by the Company or any other person whereby the Company may be dissolved, wound-up, reorganized, or declared bankrupt or insolvent.

ARTICLE IV.

Section 4.01      Re-issuance of Debenture. If the Company elects to convert less than all of the outstanding principal sum plus accrued interest of this Debenture, the Holder may elect to tender this Debenture to the Company and request a new debenture to reflect the new principal amount (the "Replacement Debenture"). Upon receipt of the Debenture, the Company shall promptly issue the Replacement Debenture.

ARTICLE V.

Section 5.01     Anti-dilution. The number of Shares deliverable upon the conversion of the Debentures will be subject to adjustment in the event and in the manner following:

(a)

if and whenever the common shares of the Company (the "Common Shares") at any time outstanding are (i) subdivided into a greater number of Common Shares or the Company shall issue a stock dividend on the outstanding Common Shares, the number of Shares deliverable upon conversion of the Debentures will be proportionately increased and the Conversion Price will be proportionately decreased, or (ii) consolidated into a lesser number of Common Shares the number of Shares deliverable upon the conversion of the Debentures will be decreased proportionately and the Conversion Price will be proportionately increased;

(b)

(i)            in case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other company (collectively referred to as a "Reorganization"), the Debenture will after such Reorganization confer the right to acquire on conversion the number of shares or other securities of the Company (or of the Company resulting from such Reorganization) which the Holder of the Debenture would have been entitled to upon Reorganization if the Holder had been a shareholder at the time of such Reorganization,

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(ii)     in any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article V relating to the rights and interest thereafter of the Holder of the Debenture so that the provisions of this Article V will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization or the conversion of the Debenture, and

(iii)    the subdivision or consolidation of Common Shares at any time outstanding into a greater or lesser number of Common Shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this Section; and

(c)

the adjustments provided for in this section are cumulative and will become effective immediately after the record date for or, if a record date is fixed, the effective date of the event which results in such adjustments.

ARTICLE VI.

Section 6.01      Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Integrated Brand Solutions Inc.
806-699 Cardero Street
Vancouver, British Columbia
Canada V6G 3H7
Attention: Steve Bajic
Telephone: (604) 374-0870
Facsimile: (604) 682-7006

With a Copy to:	Clark Wilson LLP
Barristers and Solicitors
800-885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention : Bernard Pinsky
Telephone : (604) 687-5700
Facsimile : (604) 687-6314

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If to the Holder:	Novar Capital Corp.
21 Blue Mountain Hill Road
Providenciales, Turks & Caicos Islands
Attention: Sean Girard
Telephone:
Facsimile:

With a Copy to :

Telephone:
Facsimile:

Section 6.02      Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the Province of British Columbia without giving effect to the principles of conflict of laws thereof.

Section 6.03     Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04     Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05     Electronic Means. Delivery of an executed copy of this Debenture by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Debenture as of the date hereinafter set forth.

Section 6.06      Assignability. This Debenture shall be binding upon the Company and its successors and shall enure to the benefit of the Holder and its successors. This Debenture is not assignable by the Holder without the express written consent of the Company which shall not be unreasonably withheld.

Section 6.06     Currency. All funds expressed in this Debenture are stated in United States dollars.

Section 6.07      Lost or Stolen Debenture. Upon receipt by the Company of (a) evidence of loss, theft, destruction or mutilation of this Debenture and (b) (i) in the case of loss, theft or destruction, an indemnity (without any bond or other security) reasonably satisfactory to the Company, or (ii) in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver a new Debenture of like tenor and date to the Holder.

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Section 6.08     Restrictions on Shares. The Shares issuable upon conversion of this Debenture may not be sold or transferred unless (a) they first shall have been registered under the Securities Act and applicable state securities laws, or (b) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from registration requirements of the Securities Act, or (c) they are sold under Rule 144 under the Securities Act. Each certificate for Shares issuable upon conversion of this Debenture that have not been so registered and that have not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

Upon the request of the Holder of a certificate representing any Shares issuable upon conversion of this Debenture, the Company shall remove the foregoing legend from the certificate and issue to the Holder a new certificate free of any transfer legend, (a) if without an effective registration statement with such request, the Company shall have received either (i) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (ii) satisfactory representations from the Holder that the Holder is eligible to sell such security under Rule 144 or (b) a registration statement under the Securities Act covering the resale of such securities is in effect.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

INTEGRATED BRAND SOLUTIONS INC.

By:	/s/ Steve Bajic
Name: Steve Bajic
Title: President

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EXHIBIT "A"

NOTICE OF CONVERSION

(To be executed by the Company in order to Convert the Debenture)

TO:	NOVAR CAPITAL CORP.

The Company hereby irrevocably elects to convert $__________________________ of the principal amount of the Convertible Debenture dated February 1, 2006 between the Company and the Holder, into Shares of the Company, in accordance with the conditions stated therein, as of the Conversion Date written below. Undefined terms used herein shall have the meanings set out in the Debenture. This Notice may be sent by facsimile transmission and shall be deemed to be an original thereof.

Conversion Date:
Applicable Conversion Price:	$1.00 per Share
Amount to be converted:
Number of Shares to be issued:
Amount of Debenture unconverted: $	Principal:
Authorized Signatory of the Company:
Name (Print):
Title:

A-1